Exhibit 10.1

Robert R. Black, Sr.
911 North Buffalo
Suite 211
Las Vegas, Nevada 89128

Mr. Curt C. Mayer
5820 North El Capitan
Las Vegas, Nevada 89149

Re:  Employment of Curt C. Mayer

Mr. Mayer:

Please consider this correspondence as the proposal of B&BB, Inc. a Nevada Corporation, Virgin River Casino Corporation, Inc., a Nevada corporation, RBG, LLC, a Nevada limited liability company and CasaBlanca Resorts, LLC a Nevada limited liability company, and/or their designee(s) or assignee(s) (“Employer”), to employ Curt C. Mayer (“Employee”) in. the capacity of chief financial officer (“CFO”) for Employer’s gaming enterprise(s).

This offer is made pursuant to terms which shall be incorporated into an employment agreement (“Employment Agreement”) within two (2) weeks of the date of the execution of this proposal. The Employment Agreement shall include, but. is not limited to, the following material terms:

•             Employee is to be employed at the rate of 5200,000 per year, which shall commence retroactive to October I, 2004 (“Base Rate”), Employee shall also enjoy an additional annual $100,000 bonus which shall commence on December 5, 2005 (“Bonus”) and continue every year thereafter until such time as Employee is no longer employed.

•             Base Rate and Bonus (“Compensation”) shall be the minimum annual Compensation paid to Employee by Employer. Employee’s performance shall be evaluated annually, commencing January 1, 2006, to determine whether the Compensation shall be adjusted upward.

•             In no event shall the Compensation be decreased.

If at any time there should be a change in control of the gaming enterprise(s) owned by Employer which results in Employer’s cessation of ownership of the gaming enterprise(s) (“Change in Ownership”), Employee shall be entitled to one (1) year’s Compensation as of the date of said Change in Ownership.

If Employee is in agreement with the foregoing, he shall so indicate by signing this letter in the space set forth below and return a fully executed copy thereof to Employer.  Notwithstanding anything to the contrary contained herein, this letter shall not be effective unless signed by each Employee and Employer and returned to the address listed above on or prior to 10:00 p.m. (Las Vegas time) on November 12, 2004.

Respectfully,

By:	/s/ Robert R. Black, Sr.
Robert R. Black, Sr.

Agreed as to form and content
on this 12th day of November, 2004

/s/ Curt C. Mayer
Mr. Curt C. Mayer